UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

January 21, 2021

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania		15203-2329
(Address of principal executive offices)		(Zip Code)

(412) 432-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01	Regulation FD Disclosure

On January 21, 2021, in connection with its previously announced virtual investor meeting to be held at 11am Eastern Time on this day, American Eagle Outfitters Inc. issued a press release announcing the Company’s value creation plan and long-term financial outlook. A copy of this press release is attached hereto as Exhibit 99.1.

Fourth Quarter 2020 Update

As part of the virtual investor day presentation, the Company is providing an update on anticipated results for the fourth quarter of 2020.

A copy of this press release relating to this update is attached hereto as Exhibit 99.2.

Segment Disaggregation for Aerie and American Eagle Brands

Within the virtual investor day presentation, the Company is providing enhanced information on the separate results of American Eagle brand and Aerie brand. This information is being provided for additional transparency into the growth of the Aerie brand as well as our plan to enhance the profitability of the American Eagle brand.

As a result of providing this increased level of information, the Company has elected to disaggregate its American Eagle brand and Aerie brand operating segments, which have historically been aggregated and presented as one reportable segment, as permitted by Accounting Standards Codification Topic 280, Segment Reporting (“ASC 280”). While this financial data reflects a change in the Company’s reportable segments, the change does not affect the Company’s consolidated financial condition or results of operations for any period. The Company continues to meet all of the aggregation criteria as set forth within ASC 280, but is electing to disaggregate and disclose our operating segments separately as reportable segments.

Exhibit 99.3, attached hereto, provides disaggregated segment information for Fiscal 2018 and 2019, as well as the quarterly periods of Fiscal 2019 and year-to-date quarterly periods of Fiscal 2020.

Additionally, within the virtual investor day presentation, the Company is providing non-GAAP financial measures not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) (“non-GAAP” or “adjusted”), including the Company’s adjusted operating income and EBITDA results for Fiscal 2018 and 2019, as well as the quarterly periods of Fiscal 2019 and year-to-date quarterly periods of Fiscal 2020. These financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Management believes that this non-GAAP information is useful for an alternate presentation of the Company’s performance, when reviewed in conjunction with the Company’s GAAP financial statements. These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations.

Exhibit 99.4, attached hereto, includes reconciliations of these adjusted results to the most comparable GAAP result for each item presented. For additional information regarding adjustments, please refer to the Company’s periodic filings on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 21, 2021 announcing the Company’s value creation plan and long term financial outlook

99.2	Press release dated January 21, 2021 announcing the Company’s fourth quarter 2020 update

99.3	Segment information for Fiscal 2018 and Fiscal 2019, the quarterly periods of Fiscal 2019 and year-to-date quarterly periods of Fiscal 2020

99.4	GAAP to Non-GAAP reconciliations

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: January 21, 2021	By:	/s/ Michael A. Mathias
Michael A. Mathias
Executive Vice President, Chief Financial Officer